Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
OF 99¢ ONLY STORES

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q (the "Report") for the period ended September 26, 2009 of 99¢ Only Stores (the "Issuer").

I, Eric Schiffer, the Chief Executive Officer of the Issuer certify that to the best of my knowledge:

     (i) the Report fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: November 4, 2009

By:    /s/  Eric Schiffer
          Eric Schiffer, Chief Executive Officer